Exhibit 99.10

Form of Proxy of Standard Commercial Corporation

[Front of Proxy Card]

PROXY	PROXY

STANDARD COMMERCIAL CORPORATION

2201 MILLER ROAD

WILSON, NORTH CAROLINA 27893

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Henry C. Babb and Timothy S. Price, or any one of them acting singly, proxies for the undersigned, with full power of substitution, to act and vote with the powers the undersigned would possess if personally present at the Special Meeting of Shareholders of Standard Commercial Corporation to be held at Wilson County Agricultural Center Auditorium, 1806 S. Goldsboro Street, Wilson, North Carolina on                     ,                          , 2005, at 10:00 A.M., EST, and at any and all adjournments thereof.

1.	THE MERGER

To approve the plan of merger, dated as of November 7, 2004, by and among DIMON Incorporated and Standard Commercial Corporation, and the merger contemplated thereby.

The Board recommends a vote “FOR” the foregoing proposal.

(mark only one box)	☐ For	☐ Against	☐ Abstain

2.	OTHER BUSINESS, INCLUDING POSSIBLE ADJOURNMENT OF THE STANDARD SPECIAL MEETING

To act with respect to any other business that properly comes before the meeting or any adjournments or postponements thereof, including any decision to adjourn the special meeting, if necessary, to solicit additional proxies in favor of any of the proposals above or for other reasons.

The Board recommends a vote “FOR” the foregoing proposal.

(mark only one box)	☐ For	☐ Against	☐ Abstain

Please sign and date on reverse side.

[Back of Proxy Card]

When properly executed and delivered, this proxy will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” approval of the plan of merger and the merger contemplated thereby in Item One; and “FOR” acting with respect other business that properly comes before the meeting or any adjournments or postponements thereof in Item Two. Proxies for the undersigned will have discretionary authority to vote in accordance with the recommendations of the Board of Directors on all other matters that properly come before the meeting or any adjournment thereof.

SHAREHOLDER’S SIGNATURE

Dated: , 2005

Please sign exactly as the name appears on this card. Only one of several joint owners need sign. Fiduciaries and Corporate Officers should give full title.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.